UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 22, 2018

WYNN RESORTS, LIMITED

(Exact name of registrant as specified in its charter)

Nevada	000-50028	46-0484987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3131 Las Vegas Boulevard South Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip Code)

(702) 770-7555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On March 22, 2018, Wynn Resorts, Limited (the “Company”) issued press releases announcing the sales of Company common stock (the “Common Stock”) described in Item 8.01 of this report. Copies of the press releases are attached hereto and furnished as Exhibits 99.1 and 99.2.

The information furnished in this Current Report on Form 8-K, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “1933 Act”), except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On March 22, 2018, the Company announced that it intends to sell 5,300,000 newly issued shares of Common Stock to Galaxy Entertainment Group in a public offering registered under the 1933 Act, at a price of $175 per share, resulting in $927,500,000 of proceeds to the Company. The Company intends to use the net proceeds of the offering to repay amounts to be borrowed under the 364-day term loan facility contemplated by the commitment letters that the Company entered into on March 9, 2018, with an affiliate of Deutsche Bank Securities in an aggregate principal amount of up to $800 million and to repay certain other indebtedness. Deutsche Bank Securities is acting as representative of the underwriters and sole book-running manager in the offering of Common Stock by the Company.

The Wynn Family Limited Partnership (together with Stephen A. Wynn, the “Selling Stockholder”) reported that on March 21, 2018 it sold an aggregate of 4,104,999 shares of Common Stock at a price of $180.00 per share in open market transactions pursuant to Rule 144 under the 1933 Act. In addition, on March 22, 2018, the Selling Stockholder entered into agreements to sell approximately 8.0 million shares of Common Stock in privately negotiated transactions to institutional buyers. Upon completion of these sales, the Selling Stockholder will have no remaining holdings of Common Stock.

Pursuant to the March 20, 2018 Registration Rights Agreement by and between the Company and the Selling Stockholder (the “Registration Rights Agreement”), without the Company’s prior written consent, the Selling Stockholder was not permitted to sell more than an aggregate of 4,043,903 shares of Common Stock in any quarter. The Company provided written consent permitting the Selling Stockholder to undertake these sales.

The Registration Rights Agreement and the March 22, 2018 Consent and Waiver to the Registration Rights Agreement by and between the Company and the Selling Stockholder are attached hereto and filed as Exhibits 4.1 and 4.2.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Registration Rights Agreement, dated March 20, 2018, by and between Wynn Resorts, Limited and the Wynn Family Limited Partnership.

4.2	Consent and Waiver to the Registration Rights Agreement, dated March 22, 2018, by and between Wynn Resorts, Limited and the Wynn Family Limited Partnership.

99.1	Press Release, dated March 22, 2018, of Wynn Resorts, Limited.

99.2	Press Release, dated March 22, 2018, of Galaxy Entertainment Group and Wynn Resorts, Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNN RESORTS, LIMITED

Dated: March 23, 2018	By:	/s/ Kim Sinatra
Kim Sinatra Executive Vice President and General Counsel